UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2011

SPARTON CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Ohio	1-1000	38-1054690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

425 N. Martingale Road Suite 2050 Schaumburg, Illinois	60173-2213
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 772-7866

N/A

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On October 26, 2011, the Company held its 2011 Annual Meeting of shareholders. At the Annual Meeting, the shareholders voted on the following matters:

Proposal 1

Election of Directors

The six nominees for a term ending at the 2012 Annual Meeting received the following votes:

Name	For	Against	Abstain	Broker Non-Votes
James D. Fast	7,369,444	114,516	3,618	2,080,426
Joseph J. Hartnett	7,340,395	143,641	3,542	2,080,426
David P. Molfenter	7,297,025	187,044	3,509	2,080,426
Douglas R. Schrank	7,334,660	149,426	3,492	2,080,426
James R. Swartwout	7,333,853	149,421	4,304	2,080,426
Cary B. Wood	7,369,743	114,367	3,468	2,080,426

Proposal 2

Ratification of the Appointment of Independent Auditors

The proposal to ratify the appointment of BDO USA, LLP as the Company’s independent auditors for the fiscal year ending June 30, 2012 received the following votes:

For	Against	Abstentions	Broker Non-Votes
9,431,469	129,475	7,060	0

Proposal 3

Approval of the Named Executive Officer Compensation by an Advisory Vote

The proposal to approve the Named Executive Officer compensation by an advisory vote received the following votes:

For	Against	Abstentions	Broker Non-Votes
7,414,382	57,986	15,210	2,080,426

Proposal 4

Advisory Vote on Frequency of the Shareholder Advisory Vote on Named Executive Officer Compensation

The proposal to approve the frequency of the shareholder advisory vote on the Named Executive Officer compensation received the following votes:

Every 1 Year	Every 2 Years	Every 3 Years	Abstain	Broker Non-Votes
7,140,641	265,681	69,348	11,908	2,080,426

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPARTON CORPORATION

Dated: October 28, 2011	By:	/s/ Cary B. Wood
Cary B. Wood, President and Chief Executive Officer